EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-168021, 333-160837, 333-147806, 333-139608, 333-127423 and 333-175176) and on Form F-3 (No. 333-169665) of our report dated April 27, 2012 relating to the consolidated financial statements of China Technology Development Group Corporation (the “Company”) which appears in the Company’s Form 20-F filed with the Securities and Exchange Commission on April 27, 2012.

/s/ PricewaterhouseCoopers Zhong Tian CPAs Limited Company

Shenzhen, the People’s Republic of China

April 27, 2012